Sub-Item 77O
Rule 10f-3 Transaction

DREYFUS MANAGER FUNDS II
- Dreyfus Balanced Opportunity Fund

On January 2, 2011, Dreyfus Balanced Opportunity Fund, a series of Dreyfus Manager Funds II (the "Fund"), purchased $325,000 of 6.125% Senior Notes due 2021 issued by The Royal Bank of Scotland Group plc (CUSIP No.: 78010XAK7) (the "Senior Notes") at a purchase price of $99.631 per unit. The Senior Notes were purchased from RBS Securities, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund’s investment adviser, also was a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. RBS Securities received a commission of 0.450% per Senior Note. The following is a list of the syndicate's primary members:

BNY Mellon Capital Markets, LLC
RBS Securities
BMO Capital Markets
HSBC
J.P. Morgan
CIBC
Morgan Stanley
Citi
TP Securities

Accompanying this statement are materials presented to the Board of Trustees of the Dreyfus Manager Funds II, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at a Board meeting held on June 28, 2011.

1. Account/Fund Name: **Dreyfus Balanced Opportunity Fund**
2. Anticipated Purchase Date: **01/04/2011**
3. Total Net Assets of Account/Fund: **$307,824,258.67**
4. Type and Description of Security to be Purchased: **Royal Bank of Scotland PLC 6.125% 01/11/21**
5. Credit Rating of Security (Rating/Rating Agency): **Aa3/Moody's A+/S&P AA-/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **RBS Securities**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **1,500,000,000**
9. CUSIP: **78010XAK7**
10. Amount Purchased by Account/Fund: **325,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.02%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.11%**
13. Purchase Price of Securities (if at par, so state): **99.631**
14. Commission/Spread Received by Principal Underwriters: **0.45%**
15. Yield (as applicable): **6.148%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **6.148%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A._______ MTONE_______; Mellon Private Trust Co. N. A. ________; Other (Describe) **Dreyfus Fund Board**;

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of <u>all</u> points listed below OR Trade Can Not Be Made) ☒

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering**.
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**

Note: If transaction pertains to an account governed by ERISA, Exhibit D, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit D is required—if so, please complete and submit.

LOB Asset Management Unit (Print) **Standish Mellon Asset Management**
AND
LOB Portfolio Manager Name (Print) **David Bowser** Signature [signature] Date 3/22/11
AND
LOB CIO/COO Name (Print) **David Leduc** Signature [signature] Date 3/21/11
AND
CCO Name (Print) **Adrienne Camire** Signature [signature] Date 3/24/11

EDGAR Online

ROYAL BANK OF SCOTLAND PLC

FORM 424B2
(Prospectus filed pursuant to Rule 424(b)(2))

Filed 01/05/11

Telephone	441315568555
CIK	0000729153
SIC Code	6029 - Commercial Banks, Not Elsewhere Classified

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Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-162219 and 333-162219-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	*Maximum Aggregate Offering Price*	*Amount of Registration Fee (1)*
3.250% Senior Notes due 2014	$500,000,000	$58,050
Guarantees of 3.250% Senior Notes due 2014	–	(2)
6.125% Senior Notes due 2021	$1,500, 000, 000	$174,150
Guarantees of 6.125% Senior Notes due 2021	–	(2)
Total	$2,000,000,000	$232,200

(1) Calculated in accordance with Rule 457(r)
(2) Pursuant to Rule 475(n), no separate fee is payable with respect to the guarantees

PROSPECTUS SUPPLEMENT
(to prospectus dated May 18, 2010)

The Royal Bank of Scotland plc

fully and unconditionally guaranteed by

The Royal Bank of Scotland Group plc

$500,000,000 3.250 % Senior Notes due 2014
$1,500,000,000 6.125% Senior Notes due 2021

From and including the date of issuance, interest will be paid on the notes on January 11 and July 11 of each year, beginning on July 11, 2011. The notes due 2014 (the "2014 Senior Notes") will bear interest at a rate of 3.250% per year and the notes due 2021 (the "2021 Senior Notes") will bear interest at a rate of 6.125% per year. In this prospectus supplement, we refer to the 2014 Senior Notes and the 2021 Senior Notes collectively as the "Senior Notes".

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking *pari passu* without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law. The Senior Notes are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc.

We may redeem the Senior Notes, in whole but not in part, at any time at 100% of their principal amount plus accrued interest upon the occurrence of certain tax events described in this prospectus supplement and accompanying prospectus.

We intend to apply to list the Senior Notes on the New York Stock Exchange in accordance with its rules.

Investing in the Senior Notes involves risks. See "Risk Factors" beginning on page S-3 and as incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	**Underwriting Discounts**	**Proceeds to us**
Per 2014 Senior Note	99.697%	0.300%	99.397%
Total for 2014 Senior Notes	$498,485,000	$1,500,000	$496,985,000
Per 2021 Senior Note	99.631%	0.450%	99.181%
Total for 2021 Senior Notes	$1,494,465,000	$6,750,000	$1,487,715,000
Total	$1,992,950,000	$8,250,000	$1,984,700,000

The initial public offering price set forth above does not include accrued interest, if any. Interest on the Senior Notes will accrue from January 11, 2011 and must be paid by the purchaser if the Senior Notes are delivered thereafter.

We expect that the Senior Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants on or about January 11, 2011.

Sole Bookrunner and Lead Manager
RBS
Co-Managers

BMO Capital Markets **HSBC**

BNY Mellon Capital Markets, LLC
CIBC
Citi

J.P. Morgan
Morgan Stanley
TD Securities

Prospectus Supplement dated January 4, 2011

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/15/11

1st Quarter 2011